INDEPENDENT AUDITORS’ CONSENT

We consent to the use in the Registration Statement of Edgemont Resources Corp. on Form SB-2 of our Independent Auditors’ Report, dated November 17, 2005, on the balance sheet of Edgemont Resources Corp. as at October 31, 2005 and the related statements of operations, cash flows, and stockholders’ equity for the period from inception, April 13, 2005, to October 31, 2005.

In addition, we consent to the reference to us under the heading “Interests of Named Experts and Counsel” in the Registration Statement.

Vancouver, Canada	“Morgan & Company”
December 20, 2005	Chartered Accountants